EXHIBIT 23.2

     Consent of Parente, Randolph, Orlando, Carey & Associates

PARENTE, RANDOLPH, ORLANDO,
CAREY & ASSOCIATES
---------------------------
Consultants & Accountants




        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
        ===================================================

     We have issued our report dated January 17, 1997, accompanying the consolidated financial statements of Mid Penn Bancorp, Inc. and subsidiaries appearing in the Annual Report on Form 10-K, for the year ended December 31, 1996. We consent to the incorporation by reference in the Registration Statement of Mid Penn Bancorp, Inc. on Form S-3, relating to the registration of securities issuable under the terms of the Mid Penn Bancorp, Inc. Amended and Restated Dividend Reinvestment Plan, of the aforementioned report and to the use of our name as it appears under the caption "Experts."



                   PARENTE, RANDOLPH, ORLANDO, CAREY
                              & ASSOCIATES



Williamsport,  Pennsylvania
October 29, 1997